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                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


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           Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
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     [X]   Soliciting Material Under Rule 14a-12


                          NORTHFIELD LABORATORIES INC.

                (Name of Registrant as Specified in its Charter)

                                C. ROBERT COATES
                                ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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     3)     Filing Party: C. Robert Coates
     4)     Date Filed: September 12, 2002


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COATES   AND  WILLIAMS'  KEY  POINTS  ON  MAXIMIZING  THE  VALUE  OF  NORTHFIELD
LABORATORIES

MISSION:   Serve  the  shareholders. Maximize  the  value  of  shares.  Continue improving corporate governance.

We believe that Northfield's shares can sell for at least $20. How do we know Northfield's shares could be worth at least $20? Northfield's announcement that it was filing with the FDA and asking for fast track review and approval lifted Northfield's share price to $21.25 on heavy volume on August 17, 2001, just one year ago. According to several studies, the costs of bringing a major new drug or biologic through Phase III and gaining FDA approval range from $500 to $800 million. No one we've talked to doubts the safety and efficacy of PolyHeme. It only remains for Northfield to properly demonstrate this to the FDA. So these studies suggest that Northfield shares could be worth between $36.75 and $56.08 on a cost basis once PolyHeme is approved.

We also believe that Northfield's shares can potentially be worth far more if the company can be effectively managed as an independent entity.

Here are a number of actions that we think Northfield's management and directors can take in the coming months to better serve all shareholders:

* Find a major pharmaceutical company to partner with Northfield. NORTHFIELD NEEDS A NEW CEO AND MONEY NOW. Northfield needs more money, and it needs a CEO who can get the job done for the shareholders. We think the only way to remedy the present situation is to partner with a major pharmaceutical firm on terms satisfactory to shareholders. In addition to infusing much needed capital into the company before it runs out of money, this pharmaceutical company would provide Northfield with an experienced CEO and the FDA regulatory, marketing and manufacturing expertise that is missing.

*   Provide for better disclosure of information to shareholders.

* Ask Northfield to partner with companies to extend possible applications of PolyHeme as a transport delivery mechanism for other drugs.

* Work with the Department of Defense and the Homeland Security Agency to explore the possibility of stockpiling PolyHeme as a safe, effective blood substitute for emergencies.

*   Gain representation on Northfield's board as independent directors.

*   Raise the profile of PolyHeme.

* Hold management accountable for meeting realistic goals and budgets. Do the same for directors.